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EXHIBIT 99.1

PRESS RELEASE

Contact:	Bill Foust	Paul Roberts
	770-569-4203	770-569-4277

SCHWEITZER-MAUDUIT EXPECTS FIRST QUARTER EARNINGS TO BE
APPROXIMATELY $.42 PER SHARE

Alpharetta, GA, April 16, 2004. Schweitzer-Mauduit International, Inc. (NYSE:SWM) today announced that it expects diluted earnings per share for the first quarter of 2004 to be approximately $.42 per share. First quarter diluted earnings per share in 2003 were $.45 per share.

Wayne H. Deitrich, Chairman of the Board and Chief Executive Officer, said that, "Schweitzer-Mauduit's financial results for the first quarter of 2004 are expected to be less than previously anticipated and below the prior-year level. Mill operations were disappointing during the quarter, particularly in the United States. Mill operating expenses were unfavorably affected by adverse winter weather conditions at our northeastern U.S. production facilities and by operating upsets following the downsizing of our Spotswood, New Jersey mill from a four paper machine to a three paper machine operation, which was implemented as part of the cigarette paper manufacturing strategy that was announced in 2003. The financial results for the quarter were also unfavorably impacted by increases in wood pulp and labor costs. In addition, expenses were incurred to close the Company's administrative office in Paris, France during the quarter, which will reduce reported earnings for the quarter by approximately $.04 per share, although the office closure is expected to benefit nonmanufacturing costs beginning in the second half of this year. Changes in currency exchange rates also had an unfavorable impact on the financial results for the quarter."

Mr. Deitrich added that, "Wood pulp and purchased energy costs are now expected to be well above the prior-year level for the balance of 2004, and above our prior expectations. Mill operations did improve during March and diluted earnings per share in each of the remaining quarters of the year are expected to be above the level of the first quarter. Operating profit for full-year 2004 is expected to significantly exceed the prior-year level, primarily reflecting the impact of the new reconstituted tobacco leaf production line in France, although higher net interest expense and an increase in the effective income tax rate compared with 2003 are expected to offset the increase in operating profit. Accordingly, Schweitzer-Mauduit is now expecting diluted earnings per share for full-year 2004 to be approximately at the prior-year level."

Schweitzer-Mauduit will hold a conference call to review first quarter 2004 results with investors and analysts at 3:30 p.m. eastern time on Thursday, April 29, 2004. The conference call will be simultaneously broadcast over the World Wide Web at www.schweitzer-mauduit.com. A link to the broadcast will be provided through the investor relations section of the Company's Web site. A news release detailing the financial results will be issued at 8:00 a.m. eastern time that same day.

-more-

Schweitzer-Mauduit International, Inc. is a diversified producer of premium specialty papers and the world's largest supplier of fine papers to the tobacco industry. It also manufactures specialty papers for use in alkaline batteries, vacuum cleaner bags, overlay products, business forms and printing and packaging applications. Schweitzer-Mauduit and its subsidiaries conduct business in over 90 countries and employ 3,600 people worldwide, with operations in the United States, France, Brazil, Indonesia and Canada. For further information, please visit the Company's Web site at www.schweitzer-mauduit.com.

Certain comments contained in this news release concerning the business outlook and anticipated financial and operating results of the Company constitute "forward-looking statements," generally identified by phrases such as the Company "expects" or "anticipates" or words of similar effect, within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. The forward-looking statements are based on information currently available to the Company and are based upon management's expectations and beliefs concerning future events and factors impacting the Company, including mill operations, the new reconstituted tobacco leaf production line in France, wood pulp, purchased energy, nonmanufacturing and interest expenses, and effective income tax rates. There can be no assurances that such factors or future events will occur as anticipated or that the Company's results will be as estimated. Many factors outside the control of the Company could also impact the realization of such estimates. Such factors are discussed in more detail in the Company's latest filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reasons, after the date of this news release.

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  EXHIBIT 99.1
SCHWEITZER-MAUDUIT EXPECTS FIRST QUARTER EARNINGS TO BE APPROXIMATELY $.42 PER SHARE